Exhibit 10.17

English Translation

SALES CONTRACT

Seller: CEEG Nanjing International Trade Co., Ltd.		No.:2006XD3001

Buyer: CEEG (Nanjing) PV-Tech Co., Ltd.	Date: March 3, 2006

Through friendly consultation, the Buyer and the Seller reached agreement on the following stipulations:

1. Name, Type, Quantity and Amount of the Product

Name	Specifications		Unit	Quantity	Unit Price (incl. tax)	Amount (incl. tax)
Solar grade Multi-crystalline silicon wafers	(125	*125)	PCS	3,000	RMB 47.10	RMB 141,300.00
Total Amount: RMB One Hundred and Forty-One Thousand Three Hundred Only (RMB 141,300.00)

2. Quality Requirements and Technology Standards: Solar grade Multi-crystalline silicon wafer, purity>6N, type P/boron, tendency (100)+/-3 degree, working life≥2µs, resistivity 0.5-6 ohm.cm, size 125*125 mm (±0.6 mm), thickness 300µm (±30µm), carbon content≤2*1016 atm/cm3, oxygen content≤2*1017 atm/cm3, character no faultage, incline 0.5-2.5 cm, TTV<50 µm, surface clean, no stains, no cleft, nick or cracks on appearance.

3. Time, Place, and Term of Delivery: the time of delivery is 12th March, 2006. The Buyer shall be responsible for collecting products at the Seller’s warehouse.

4. Shipment, Destination and Fees: Deliver all the products to the Buyer’s factory by automobiles. The Buyer shall be responsible for the freight.

5. Criterion of Packaging, Supply and Callback of Packing Materials: The packaging shall meet the requirement of transportation.

6. Criterion and Inspection and Acceptance Method: according to the technology requirements stipulated herein.

7. Transfer of the Object: the ownership of the products shall be transferred to the Buyer on the date of delivery.

8. Default Liabilities:

8.1 The Party who fails to perform in accordance with the Contract shall pay default penalty to the other Party at 5% of the products value.

8.2 During the inspection period (within ten days after receipt of the products), if the type, specifications and quality of the products delivered by the Seller do not comply with the stipulations of the Contract, the Seller shall be responsible for replacement according to the specific condition of the products and bear all the actual expenses caused by the repair or replacement.

8.3 If the Seller delays the delivery not due to the Buyer’s fault, and fails to cure it within one week after receiving the Buyer’s claim, the Seller shall be deemed as failure of delivery. In that case, the Buyer is entitled to notify the Seller of the rescission of the Contract, which shall be effective immediately upon the receipt of such notification by the Seller. The Seller shall return the total value of the undelivered products and pay to the Buyer a default penalty of 5% of the total value of the undelivered products.

8.4 Default penalty and other damages payable hereunder shall be paid in full within fifteen days after determination of liabilities or the effective of the notice to termination the Contract, otherwise it shall be deemed as payment in arrears.

8.5 The Parties hereto shall keep confidential the stipulations hereof. The losses caused by the disclosure of the Contract shall be borne by the defaulting Party.

9. All disputes arising from the performance of this Contract shall be settled through consultation by both parties. In case no settlement can be reached through consultation, both Parties agree that the dispute shall be filed to the arbitration commission where the applying party is located.

10. Form and Term of Payment: The Buyer shall prepay to the Seller 100% of the price value by telegraphic transfer within two days after the execution of the Contract.

11.	Term of the Contract: This contract shall come into effect from the date of execution.

12.	Miscellaneous: The Contract copies executed and delivered through telefax shall be as valid as the original.

The Seller	The Buyer
Company Name: CEEG Nanjing International Trade Co., Ltd. (Seal)	Company Name: CEEG (Nanjing) PV-Tech Co., Ltd (Seal)
Address: 3F, Xinchen International Mansion, 26 Zhongshan Road, Nanjing	Address: No.123 Focheng West Road, Jiangning Economic & Technical Development Zone, Nanjing
Legal representative:
Entrusted Agent:	Legal representative:
Tel.: 025-83275373	Entrusted Agent:
Fax: 025-83275377	Tel.:
Opening Bank: Nanjing City Commercial Bank	Fax:
Account Number: 01460120210003699	Opening Bank:
Tax File Number: 320105777017485	Account Number:
Tax File Number: